EXHIBIT 10.22

                               ADVISORY AGREEMENT

         THIS ADVISORY AGREEMENT ("Agreement") is made, entered into and deemed effective as of the 30th day of January, 2006 (the "Effective Date"), by and between HFG International, Limited, a Hong Kong corporation ("HFG"), and Falcon Link Investment Limited, a corporation organized under the laws of the British Virgin Islands (the "Company").

                               W I T N E S S E T H:

         WHEREAS, the Company desires to engage HFG to provide certain advisory and consulting services to it and to its subsidiary company, Henan Zhongpin Food Share Co., Ltd. (Zhongpin"), commencing as of the date hereof, and HFG is willing to be so engaged;

         NOW, THEREFORE, for and in consideration of the covenants set forth herein and the mutual benefits to be gained by the parties hereto, and other good and valuable consideration, the receipt and adequacy of which are now and forever acknowledged and confessed, the parties hereto hereby agree and intend to be legally bound as follows:

         1. RETENTION. As of the date hereof, the Company hereby retains and HFG hereby agrees to be retained as the Company's advisor during the term of this Agreement. The Company acknowledges that HFG shall have the right to engage third parties to assist it in its efforts to satisfy its obligations hereunder. In its capacity as an advisor to the Company, HFG will provide such advisory services as may be reasonably requested, to the extent HFG has both the expertise and legal right to render such services, related to facilitating the Company's efforts to become and ultimately operate as a U.S. public company.

         2. AUTHORIZATION. Subject to the terms and conditions of this Agreement, the Company hereby appoints HFG to act on a best efforts basis as its consultant during the Authorization Period (as hereinafter defined). HFG hereby accepts such appoint, with it being expressly acknowledged that HFG is acting in the capacity of independent contractor and not as agent of either the Company or Zhongpin. It is expressly acknowledged by the Company that HFG shall not render legal or accounting advice in connection with the services to be provided herein.

         3. AUTHORIZATION PERIOD. HFG's engagement hereunder shall become effective on the Effective Date and will automatically terminate (the "Termination Date") 12 months from the Effective Date. This Agreement may be extended beyond the Termination Date if both parties mutually agree in writing.

         4. FEES. HFG shall be entitled to a fee of $350,000 (the "Fee") to be paid by wire transferred funds from a U.S. depository account. On or before the second business day following the Effective Date, Zhongpin shall initiate the wire transfer of the Fee from a U.S. depository account. Such fee shall be deemed paid upon delivery to HFG of a Fed Funds wire number for such transfer, subject to the actual receipt of the Fee in HFG's account within a reasonable time after the wire transfer is initiated.




ADVISORY AGREEMENT - Page 1

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         5.       INDEMNIFICATION.  The Company  agrees to indemnify  HFG to the extent provided for in this paragraph. In the absence of negligence or willful misconduct on the part of HFG, HFG shall not be liable to the Company, or to any officer, director, employee, shareholder or creditors of the Company, for any act or omission in the course of or in connection with the rendering or providing of advice hereunder. Except in those cases where the negligence or willful misconduct of HFG is alleged and proven, the Company agrees to defend, indemnify and hold HFG harmless from and against any and all reasonable costs, expenses and liability (including, but not limited to, attorneys' fees paid in the defense of HFG) which may in any way result from services rendered by HFG pursuant to or in any connection with this Agreement.

         6. GOVERNING LAW. This Agreement shall be governed by and construed in all respects in accordance with the laws of Hong Kong. The parties hereto hereby submit to the non-exclusive jurisdiction of the Courts of Hong Kong in relation to any matters arising under this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                 HFG Investments, Limited



                                  By:  /s/ Timothy P. Halter
                                     ---------------------------------------
                                     Timothy P. Halter, Chairman, President


                                  Falcon Link Investment Limited

                                  By:  /s/ Xiaomin Chen
                                     ---------------------------------------
                                     Xiaomin Chen, Authorized Representative




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